EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


       We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 31, 1998 appearing on page F-1 of Xybernaut Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
-------------------------------------
PricewaterhouseCoopers LLP


McLean, VA
January 8, 1999